EXHIBIT 4.42.2





                              VALUESTAR CORPORATION

                              AMENDED AND RESTATED
                                   BRIDGE LOAN
                                       AND
                                  COMMON STOCK
                               PURCHASE AGREEMENT


                                  July 25, 2001


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      AMENDED AND RESTATED BRIDGE LOAN AND COMMON STOCK PURCHASE AGREEMENT


         THIS AMENDED AND RESTATED BRIDGE LOAN AND COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is dated for reference purposes only as of July 25, 2001 by and among VALUESTAR CORPORATION, a Colorado corporation (the "Corporation"), First Data Corporation, a Delaware corporation ("FDC") and those investors set forth on Schedule 1 attached hereto (individually, a "Purchaser" and collectively, the "Purchasers").

                                R E C I T A L S:

         A.  The  Corporation,  through  its  subsidiary,   Valuestar,  Inc.,  a
California corporation, is in the business of rating and certifying customer satisfaction of commercial businesses.

         B.  The  Purchasers   are  interested  in  investing   capital  in  the
Corporation and the Corporation desires to obtain capital from the Purchasers on the terms and conditions hereinafter set forth.

         C. The Corporation and FDC have previously entered into that certain Bridge Loan and Common Stock Purchase Agreement dated as of June 14, 2001 (the "Original Purchase Agreement") and desire to amend and restate the Original Purchase Agreement as provided herein.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the above recitals and the mutual agreements, covenants, representations and warranties contained below in this Agreement, the parties agree:

         I.       DEFINITIONS.

         "Agreement" means, and the words "herein", "hereof", "hereunder" and words of similar import refer to, this instrument and any amendments hereto.

         "Act" means the Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, the Person in question. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

         "Controlled Group" means any group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code of which the Corporation is a member.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute that replaces said Exchange Act and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

         "Intellectual  Property"  means  all  patents,  patent  rights,  patent
applications,   licenses,   inventions,   trade

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secrets,  knowhow,  proprietary techniques (including processes and substances), trademarks, service marks, trade names and copyrights.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

         "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Corporation or, as the case may be, Corporation and the Subsidiary taken as a whole or (b) the impairment of the ability of any party other than any Purchaser to perform its obligations under this Agreement or any of the Other Agreements to which it is a party.

         "Party" or "parties" means the Corporation and/or any Purchaser.

         "Person" means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

         "Promissory   Note"  or  "Bridge  Loan  Note"  means  the   convertible
promissory note, the form of which attached hereto as Exhibit A.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute which replaces such Securities Act and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "SEC" means the Securities and Exchange Commission.

         "Subsidiary" means Valuestar, Inc., a California corporation.

II.      ISSUANCE OF PROMISSORY NOTES AND STOCK.

         2.1 ISSUANCE OF NOTES. The Corporation agrees to issue to each Purchaser meeting the suitability standards set forth in Article IV, the Promissory Notes described herein and, subject to the terms and conditions set forth herein, each such Purchaser agrees to lend to Corporation in exchange for such Promissory Note the principal amount set forth on Schedule I set forth opposite Purchaser's name (the "Purchase Price"). In addition, Corporation shall issue to each Purchaser Five (5) shares of Corporation's common stock for each One Dollar ($1.00) of Promissory Note principal investment. The maximum principal offering of the Promissory Notes is $6,000,000 and the maximum number of common shares of Corporation to be issued in connection therewith is 30,000,000, inclusive in each case of Promissory Notes and common shares issued pursuant to the Original Purchase Agreement and that certain Bridge Loan and Common Stock Purchase Agreement dated as of April 24, 2001 by and among the Corporation and the parties who purchased Promissory Notes and common shares pursuant thereto.

         2.2 Issuance and Payment. The closing of the sale and purchase of the Promissory Notes pursuant to this Agreement and the issuance of common stock in connection therewith will take place at the principal offices of the Corporation on or before September 30, 2001, or such other time and place as the parties may mutually agree (the "Closing"). At the Closing, upon the Corporation's receipt of each Purchaser's Purchase Price, the Corporation shall deliver to the respective Purchaser his, hers or its Promissory Note and shares of Common Stock. by check (when funds clear to the Corporation), by wire transfer of immediately available funds, cancellation of any indebtedness or obligation owed by the Corporation to Purchaser.

         2.3      Conversion Rights.

                  (a) In the event Corporation or Subsidiary raises additional capital through a Senior Secured Promissory Note on, or prior to April 30, 2002, all of the principal and accrued but unpaid interest on the Promissory Note then outstanding shall be automatically converted into Senior Secured Convertible Notes in such amounts and



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

under such terms and conditions as if the Purchaser had invested the principal and accrued interest of this Note pursuant to the terms and conditions of the offering for Senior Secured Convertible Notes, provided, however, that the Notes may be automatically converted upon a subsequent debt financing in accordance with the terms of the Notes.

                  (b) In the event any conversion of any portion of the principal and accrued interest pursuant to the terms of Promissory Notes is required, the Corporation's obligation to pay such principal and interest shall terminate and Purchaser shall be required to deliver the original Promissory Note before the Corporation shall have any obligation to deliver the securities contemplated upon conversion. The Purchaser shall execute the necessary documentation for the Senior Convertible Notes and Warrants as such other purchasers of such securities so execute.

                  (c) Any interpretation or determination of the conversion features of the Promissory Notes including if a conversion is required and any interpretation or determination of matters related to the subsequent Senior Convertible Notes and Warrants, shall be made in good faith by the Board of Directors of the Corporation.

III.     REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

         Except as set forth on any Schedules attached hereto and incorporated herein by reference, the Corporation hereby represents and warrants to each Purchaser as of the date hereof and as of the Closing as follows:

         3.1.     Corporate Existence and Authority.

                  (a) The Corporation (i) is a corporation duly organized, validly existing, and in good standing under the laws of Colorado; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Corporation has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and all Other Agreements to which it is, or in connection with the transactions contemplated hereby, may become, a party.

                  (b) The Subsidiary (i) is a corporation duly organized, validly existing, and in good standing under the laws of California; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

         3.2 Financial Statements and Reports. The Corporation has timely filed all required forms, reports, statements and documents with the SEC, all of which have complied in all material respects with all applicable requirements of the Exchange Act and the Securities Act, as the case may be. The Corporation has delivered or made available to each Purchaser true and complete copies of (i) the Corporation's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000, (ii) its proxy statement relating to the Corporation's annual stockholders meeting held November 30, 2000, (iii) all other forms, reports, statements and documents filed by the Corporation with the SEC pursuant to the Exchange Act since June 30, 2000, and (iv) all reports, statements and other information provided by the Corporation to its stockholders since January 1, 2000 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Corporation included or incorporated by reference in the SEC Reports (including any such SEC Report filed after the date of this Agreement until the Initial Closing) were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accounts), and present fairly the financial position and results of operations, cash flows and of changes in stockholders' equity of the Corporation and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments, and except that the unaudited interim financial statements do not contain all of the disclosures required by GAAP. Since June 30, 2000 there has been no change in any of the significant accounting (including tax accounting) policies, practices, or procedures of the Corporation or any of its consolidated subsidiaries. The Corporation is and has been subject to the reporting requirements of the Exchange Act and has timely filed with the

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SEC all  periodic  reports  required to be filed by it pursuant  thereto and all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since June 30, 2000.

         3.3 Authorization of Promissory Notes. The issuance and sale of the Promissory Notes and the issuance of the common stock have been duly authorized and the Promissory Notes and common stock, when issued as set forth herein, will be fully paid and non-assessable, with no personal liability attached to the ownership thereof, and free of restrictions on transfer other than under applicable state and federal securities laws.

         3.4 Brokers. Except as described in Schedule 3.4, neither the Corporation, the Subsidiary nor any of its shareholders has dealt with any broker, finder, commission agent or other Person in connection with the transactions referenced in or contemplated by this Agreement, nor is the Corporation or any of its shareholders under any obligation to pay any broker's fee or commission in connection with such transactions.

         3.5 Capitalization. The capital structure of the Corporation is as set forth on Schedule 3.5.

         IV.      REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

         As of the Closing, each Purchaser represents and warrants to the Corporation as to itself that:

         4.1 Investment. The Purchaser is acquiring the Promissory Note and Common Stock for investment purposes only for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such securities. Purchaser understands that the Promissory Note (and any securities issued upon conversion) and the Common Stock have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein. All such securities are hereinafter collectively referred to as the "Securities".

         4.2 Rule 144. The Purchaser acknowledges that because the Securities have not been registered under the Securities Act, the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement under certain circumstances.

         4.3 Access to Data. The Purchaser has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information necessary or appropriate for deciding whether or not to purchase the Securities. The Purchaser has had the opportunity to review and discuss the current financial condition of the Corporation with management and has been provided such schedules of capitalization and indebtedness as requested by Purchaser. The Purchaser understands the Corporation intends to use the proceeds of the Promissory Notes primarily to pay existing obligations of the Corporation and will be required to obtain additional funds to continue operations into future periods.

         4.4 Knowledge And Experience. Purchaser has such knowledge and experience in financial and business matters, including investments in other companies that are in a financial condition substantially similar to the Corporation's financial condition immediately prior to the Closing, that it is capable of evaluating the merits and risks of the investment in the Securities, and it is able to bear the economic risk of such investment. Further, the individual executing this Agreement has such knowledge and experience in financial and business matters that he or she is capable of utilizing the information made available to him or her in connection with the offering of the Securities, of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect to the Securities.

         4.5 Requisite Power.The Purchaser has all requisite power and authority necessary to enter into and to carry out the provisions of this Agreement and the transactions contemplated hereby.

         4.6 Duly Authorized. All action on the part of the Purchaser necessary for the purchase of its Promissory Note and the performance of the Purchaser's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement is a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or

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other laws and equitable  principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

         4.7 Accredited Investor. Purchaser is an "accredited investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission. The term "Accredited Investor" under Regulation D refers to:

                  (i) A person or entity who is a director or executive officer of the Corporation;

                  (ii) Any bank as defined in Section  3(a)(2) of the Securities
Act, or any  savings and loan  association  or other  institution  as defined in
Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; insurance corporation as defined in Section 2(13) of the Securities Act; investment corporation registered under the Investment Corporation Act of 1940; or a business development corporation as defined in
Section 2(a)(48) of that Act; Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance corporation, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

                  (iii) Any private business development corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                  (iv) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Promissory Notes offered, with total assets in excess of $5,000,000;

                  (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                  (vi) Any natural person who had an individual income in excess of $200,000 during each of the previous two years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                  (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Promissory Notes offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

                  (viii) Any entity in which all of the equity owners are accredited investors.

                  As used in this Section 4.7, the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 4.7, "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: Any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

         4.8 Resident. Purchaser has its, his or her principal residence or principal executive offices in the state indicated on Schedule 1.

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         V.       RESTRICTIONS ON TRANSFER OF SECURITIES.

                  The Promissory Notes and any future Securities into which they may convert are not transferable except upon the conditions specified in this
Article V, which conditions are intended to ensure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any of such securities. Each instrument representing the Securities shall be stamped or otherwise imprinted with legends substantially in the following form until such time as the conditions set forth in such legends have been met:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

         The Corporation shall be entitled to enter stop transfer notices on its stock books with respect to the Promissory Notes or Securities until the conditions as set forth in the legend above with respect to the transfer of such securities have been met.

         VI.      MISCELLANEOUS.

         6.1 Remedies. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

         6.2 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         6.3 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         6.4 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

         6.5 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         6.6 Notices. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered or mailed by the United States mails, certified mail, return receipt requested, (a) if to Purchaser, addressed to each Purchaser at the address specified on
Schedule I hereto or to such other address as such Purchaser may in writing designate, or (b) if to the Corporation, addressed to the Corporation at the address set forth below or to such other address as the Corporation may in writing designate. Notices shall be deemed to have been validly served, given or delivered (and "the date" of such notice or words of similar effect shall mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof (whether by noncertified mail, telecopy, telegram, facsimile, express delivery or otherwise), whichever is earlier.



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         If to Purchasers:        To the Addresses set forth on Schedule 1


         If to the Corporation:   Valuestar Corporation

                                                    Attn: James Stein
                                                    360 - 22nd Street, Suite 210
                                                    Oakland, CA  94612
                                                    FAX: (510) 808-1400
         With a Copy to:          Bay Venture Counsel, LLP
                                  Attn: Donald C. Reinke, Esq.
                                  1999 Harrison Street, Suite 1300
                                  Oakland, CA 94612
                                  FAX: (510) 834-7440

         6.7 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of California applicable to contracts made and to be performed entirely in California as if by and between California residents.

         6.8 Schedules and Exhibits. All schedules and exhibits are an integral part of this Agreement.

         6.9 Litigation Costs. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties therein shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         6.10 Final Agreement. This Agreement and the exhibits and schedules attached hereto constitute the only agreement of the parties concerning the matters herein, and supersedes, merges and renders void all prior written/oral, and/or contemporaneous agreements and understandings related thereto.

         6.11 Confidentiality. Each Purchaser agrees to keep confidential any information delivered by the Corporation or Subsidiary to such Purchaser under this Agreement that the Corporation or Subsidiary clearly indicates in writing to be confidential information; provided, however, that nothing in this Section
6.11 will prevent such Purchaser from disclosing such information (a) to any Affiliate of such Purchaser or any actual or potential purchaser, participant, assignee, or transferee of such Purchaser's rights or obligations hereunder that agrees to be bound by the terms of this Section 6.11, (b) upon order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Purchaser, (d) that is in the public domain, (e) that has been obtained from any Person that is not a party to this Agreement or an Affiliate of any such party without breach by such Person of a confidentiality obligation known to such Purchaser, (f) if necessary and only to the extent necessary for the exercise of any remedy under this Agreement, (g) to the certified public accountants for such Purchaser or (h) that has been independently developed by such Purchaser without use or reference to any confidential information of the Corporation or Subsidiary and such independent development can be shown by documentary evidence. The Corporation agrees that such Purchaser will be presumed to have met its obligations under this Section 6.11 to the extent that it exercises the same degree of care with respect to information provided by the Corporation or Subsidiary as it exercises with respect to its own information of similar character.

         6.12 Public Disclosure. Except as may be required to comply with applicable law, including but not limited to a Purchaser's filing of an amended 13D, no Purchaser shall make or cause to be made any press release or similar public announcement regarding this Agreement or the transactions contemplated hereby. The parties also acknowledge that the parties may need to file with the Securities and Exchange Commission ("SEC") and shall be authorized to file with the SEC this Agreement and that certain Right of First Refusal Negotiation Agreement dated on even date herewith.

         6.13 Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this

Agreement and any exhibit attached hereto may be amended and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if it has obtained the written consent of Purchasers holding at least sixty-six and two-thirds percent (66-2/3%) or more of the outstanding principal amount of Promissory Notes. No course of dealing between the Corporation and any Purchaser or any delay in exercising any rights hereunder or under the Corporation's Articles of Incorporation will operate as a waiver of any rights of any such Purchaser. Notwithstanding the foregoing, this
Section 6.13 shall not be amended without the consent of all Purchasers holding Promissory Notes.

         IN WITNESS  WHEREOF,  the Corporation and each Purchaser  identified on
Schedule 1 have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                  CORPORATION:

                                  VALUESTAR CORPORATION


                                  By:    /s/ James Stein
                                  Name:  James Stein
                                  Its:   President and Chief Executive Officer

     Signature Pages to the Bridge Loan and Common Stock Purchase Agreement

                                   FIRST DATA CORPORATION

                                   By:    /s/Richard E. Aiello
                                          ------------------------

                                   Name:  Richard E. Aiello
                                   Title: Senior Vice President

                                   PURCHASER:


                                   By:
                                   ---------------------------------------------
                                                   (Signature)


                                   ---------------------------------------------
                                             (Print Name and Title)


                                   ADDRESS:

                                   ---------------------------------------------
                                   ---------------------------------------------
                                   ---------------------------------------------
                                   ---------------------------------------------


                                   TELEPHONE AND FAX NUMBERS:

                                   Tel:
                                       -----------------------------------------
                                   Fax:
                                       -----------------------------------------
                                   Email Contact:
                                                 -------------------------------

                                   AGGREGATE INVESTMENT AMOUNT

                                   $__________________________


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